Exhibit 99.3

RISK FACTORS

The following risks and uncertainties could have a material adverse effect on our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operation, financial condition or results.

Unless otherwise stated or the context otherwise indicates, references in these Risk Factors to “Cambridge,” the “Company,” “we,” “us” or “our” refer to Cambridge Bancorp and its consolidated subsidiaries, references to “Wellesley” refer to Wellesley Bancorp, Inc., references to the “merger agreement” refer to that certain Agreement Plan of Merger, dated as of December 5, 2019, by and among Cambridge, Cambridge Trust Company, Wellesley and Wellesley Bank and references to the “merger” refer to the merger of Wellesley with and into Cambridge, with Cambridge as the surviving entity.

Risks Related to the Merger

The merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the merger or adversely impact our ability to complete the merger.

The completion of the merger is subject to the satisfaction or waiver of a number of conditions. In addition, under circumstances specified in the Merger Agreement, we or Wellesley may terminate the merger agreement. While it is currently anticipated that the merger will be completed promptly following the receipt of all required regulatory approvals, there can be no assurance that the conditions to closing will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, we cannot provide any assurances with respect to the timing of the closing of the merger, whether the merger will be completed at all and when Wellesley shareholders would receive the consideration for the merger, if at all. The price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be consummated and that we will realize certain anticipated benefits of the merger.

Failure to consummate the merger as currently contemplated or at all could adversely affect the price of our common stock and our future business and financial results.

Completion of the merger is subject to the satisfaction or waiver of a number of conditions, including approval by our and Wellesley’s shareholders of the merger. We cannot guarantee when or if these conditions will be satisfied or that the merger will be successfully completed. The consummation of the merger may be delayed, the merger may be consummated on terms different than those contemplated by the merger agreement, or the merger may not be consummated at all. If the merger is not completed, or is completed on different terms than as contemplated by the merger agreement, we could be adversely affected and subject to a variety of risks associated with the failure to complete the merger, or to complete the merger as contemplated by the merger agreement, including the following:

•	our shareholders may be prevented from realizing the anticipated benefits of the merger;

•	the market price of our common stock could decline significantly;

•	reputational harm due to the adverse perception of any failure to successfully complete the merger;

•	incurrence of substantial costs relating to the proposed merger, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•	our management’s and employees’ attention may be diverted from our day-to-day business and operational matters as a result of efforts relating to attempting to consummate the merger.

Any delay in the consummation of the merger or any uncertainty about the consummation of the merger on terms other than those contemplated by the merger agreement, or if the merger is not completed, could materially adversely affect our business, financial results and share price.

Unanticipated costs relating to the merger could reduce our future earnings per share.

We have incurred substantial legal, accounting, financial advisory and other costs, and our management has devoted considerable time and effort in connection with the merger. If the merger is not completed, we will bear certain fees and expenses associated with the mergers without realizing the benefits of the mergers. If the merger is completed, we expect to incur substantial expenses in connection with integrating the business, operations, network, systems, technologies, policies and procedures of the two companies. The fees and expenses may be significant and could have an adverse impact on our results of operations.

We believe that we have reasonably estimated the likely costs of integrating the operations of Cambridge and Wellesley, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a dilutive effect on our earnings per share. In other words, if the merger is completed, the earnings per share of our common stock could be less than anticipated or even less than if the merger had not been completed.

The integration of the companies will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction.

The benefits and synergies expected to result from the proposed transaction will depend in part on whether the operations of Wellesley can be integrated in a timely and efficient manner with our operations. We will face challenges in consolidating our functions with those of Wellesley, and integrating the organizations, procedures and operations of the two businesses. The integration of Cambridge and Wellesley will be complex and time-consuming, and the management of both companies will have to dedicate substantial time and resources to it. These efforts could divert management’s focus and resources from serving existing customers or other strategic opportunities and from day-to-day operational matters during the integration process. Failure to successfully integrate the operations of Cambridge and Wellesley could result in the failure to achieve some of the anticipated benefits from the transaction, including cost savings and other operating efficiencies, and we may not be able to capitalize on the existing relationships of Wellesley to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. This could have an adverse effect on our business, results of operations, financial condition or prospects after the transaction.

Because the number of shares of our common stock exchanged per share of Wellesley common stock is fixed and will not be adjusted in the event of any change in our or Wellesley’s share price, the value of the common shares issued by us and received by Wellesley shareholders may be higher or lower at the closing of the merger than when the merger agreement was executed.

Upon the consummation of the merger, each share of common stock, par value $0.01 per share, of Wellesley (other than shares of treasury stock) will be converted into 0.580 shares (the “Exchange Ratio”) of common stock, par value $1.00 per share, of the Company. The Exchange Ratio is fixed in the merger agreement and will not be adjusted for changes in the market price of either our common stock or Wellesley common stock. Changes in the market price of shares of our common stock prior to the merger will affect the market value of the consideration that Wellesley shareholders will receive on the closing date of the merger. Stock price changes may result from a variety of factors (many of which are beyond our control), including the following factors:

•	market reaction to the announcement of the merger;

•	changes in our or Wellesley’s respective businesses, operations, assets, liabilities and prospects;

•	changes in market assessments of the business, operations, financial position and prospects of either company or the combined company;

•	market assessments of the likelihood that the merger will be completed;

•	interest rates, general market and economic conditions and other factor generally affecting the market prices of our common stock and Wellesley common stock;

•	the actual or perceived impact of U.S. monetary policy;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which we and Wellesley operate; and

•	other factors beyond our control, including those described or referred to elsewhere in this “Risk Factors” section.

The market price of our common shares at the closing of the merger may vary from its price on the date the merger agreement was executed, on the date of the joint proxy statement/prospectus to be filed in connection with the merger and on the dates of our and Wellesley’s special meetings. As a result, the market value of the consideration for the merger represented by the Exchange Ratio also will vary.

Therefore, while the number of shares of our common stock to be issued per share of Wellesley common stock is fixed, (1) our shareholders cannot be sure of the market value of the consideration that will be paid to Wellesley shareholders upon completion of the merger and (2) Wellesley shareholders cannot be sure of the market value of the consideration they will receive upon completion of the merger.

The merger and related transactions are subject to approval by shareholders of both us and Wellesley.

The merger cannot be completed unless (i) Wellesley’s shareholders approve the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least a majority of all votes entitled to be cast on the matter, (ii) our shareholders approve the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least two-thirds of all shares of our common stock entitled to vote on the matter and (iii) our shareholders approve the issuance of shares of our common stock proposed to be issued in the merger by the affirmative vote of a majority of the votes cast. If shareholder approval is not obtained by Wellesley’s or our shareholders, the merger and related transactions cannot be completed.

The market price of our common stock may decline as a result of the merger and the market price of our common stock after the consummation of the merger may be affected by factors different from those affecting the price or our common stock or Wellesley common stock before the merger.

The market price of our common stock may decline as a result of the merger if we do not achieve the perceived benefits of the merger or the effect of the merger on our financial results is not consistent with the expectations of financial or industry analysts.

In addition, the consummation of the merger will result in the combination of two companies that currently operate as independent public companies. Our business and the business of Wellesley differ. As a result, while we expect to benefit from certain synergies following the merger, we may also encounter new risks and liabilities associated with these differences. Following the merger, our and Wellesley’s shareholders will own interests in a combined company operating an expanded business and may not wish to continue to invest in us, or for other reasons may wish to dispose of some or all of our common stock. If, following the effective time of the merger, large amounts of our common stock are sold, the price of our common stock could decline.

Further, our results of operations and the market price of our common stock may be affected by factors different from those currently affecting the independent results of operations of each of Cambridge and Wellesley and the market price of our common stock and Wellesley common stock. Accordingly, our and Wellesley’s historical market prices and financial results may not be indicative of these matters for us after the merger.

Our shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined company.

The merger will dilute the ownership position of our shareholders and result in Wellesley shareholders having an ownership stake in the combined company. Upon completion of the merger, each Wellesley shareholder will become a shareholder of Cambridge with a percentage ownership of the combined company that is much smaller than such shareholder’s current percentage ownership of Wellesley. It is expected that the former shareholders of Wellesley as a group will receive shares in the merger constituting approximately 23% of the outstanding shares of Cambridge common stock immediately after the merger. Furthermore, because shares of Cambridge common stock will be issued to existing Wellesley shareholders, current Cambridge shareholders will have their ownership and voting interests diluted approximately 23%. Accordingly, our shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of us.

The merger is subject to the receipt of consents and approvals from governmental authorities that may delay the date of completion of the merger or impose conditions that could have an adverse effect on us.

Before the merger may be completed, various approvals, waivers or consents must be obtained from state and federal governmental authorities, including the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System and the Massachusetts Commissioner of Banks. Satisfying the requirements of these governmental authorities may delay the date of completion of the merger. In addition, these governmental authorities may include conditions on the completion of the merger, or require changes to the terms of the merger. While we and Wellesley do not currently expect that any such conditions or changes would result in a material adverse effect on us, there can be no assurance that they will not, and such conditions or changes could have the effect of delaying completion of the merger, or imposing additional costs on or limiting our revenues following the merger, any of which might have a material adverse effect on us following the merger. The parties are not obligated to complete the merger should any regulatory approval contain a non-standard condition, restriction or requirement that our board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that we would not have entered into the merger agreement had such condition, restriction or requirement been known at the date of the merger agreement.

If the merger is not consummated by September 30, 2020, we or Wellesley may terminate the merger agreement.

Either we or Wellesley may terminate the merger agreement under certain circumstances, including if the merger has not been consummated by September 30, 2020. However, this termination right will not be available to a party if the failure to consummate the transaction by such is due to a material breach of the merger agreement by the party seeking to terminate the merger agreement.

Following the merger, we may not continue to pay dividends at or above the rate currently paid by us.

Following the merger, our shareholders may not receive dividends at the same rate that they did as our shareholders prior to the merger for various reasons, including the following:

•	we may not have enough cash to pay such dividends due to changes in our cash requirements, capital spending plans, cash flow or financial position;

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decisions on whether, when and in what amounts to make any future dividends will remain at all times entirely at the discretion of our board of directors, which reserves the right to change our dividend practices at any time and for any reason; and

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the amount of dividends that our subsidiaries may distribute to us may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

Our shareholders will have no contractual or other legal right to dividends that have not been declared by our board of directors.

The unaudited pro forma financial data included in this Current Report on Form 8-K is illustrative only, and may differ materially from Cambridge’s actual financial position and results of operations after the merger.

The unaudited pro forma financial data in this Current Report on Form 8-K is presented for illustrative purposes only and is not necessarily indicative of what Cambridge’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflects adjustments, which are based on preliminary estimates, to record Wellesley’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this Current Report on Form 8-K is preliminary and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of Wellesley as of the date of the completion of the merger. As a result, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this Current Report on Form 8-K.

Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained or incorporated by reference into this Current Report on Form 8-K.

Any estimates as to the future value of the combined company, including estimates regarding the earnings per share of the combined company, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies described in this Current Report on Form 8-K, all of which are subject to the risks and uncertainties described in this Current Report on Form 8-K, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, whether made before or after the date of this Current Report on Form 8-K by Cambridge’s and Wellesley’s respective management or affiliates or others, without considering all of the information contained or incorporated by reference into this Current Report on Form 8-K.